Exhibit 32

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2003

The undersigned, the Chief Executive Officer and the Chief Financial Officer of Speedemissions, Inc. (the “Company”), each certify that, to his knowledge on the date of this certification:

1.     The amended quarterly report of the Company for the period ended June 30, 2005 as filed with the Securities and Exchange Commission on this date (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.     The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date:	May 8, 2006	By:	/s/ Richard A. Parlontieri
Richard A. Parlontieri
Chief Executive Officer

Date:	May 8, 2006	By:	/s/ Michael Shanahan
Michael Shanahan
Chief Financial Officer